                                                                   EXHIBIT 10.12

EMPLOYMENT AGREEMENT
--------------------------------------------------------------------------------

                                    between

Permatec Pharma AG                    and              Dr. Dario Carrara
Hardstrasse 18                                         Storchenweg 3
4132 Muttenz                                           4104 Oberwil

("Employer")                                           ("Manager")

--------------------------------------------------------------------------------

Function:         The functional position is as Head of Development, to be
                  changed as of January 1, 2001 to Head of Corporate Research &
                  Development. The Manager reports directly to the CEO of the employer and/or the Permatec Group.

Place of
Employment:       Primary place of employment shall be in the Basle, Switzerland area. The Manager shall also travel from time to time, visiting licensors, customers and other members of the Permatec Group in Europe, the United States and South America.

Duties of
Manager: During the term of the employment the Manager shall exercise the required managerial duties and functions and other activities usually required from a head of R&D such other activities as may be reasonably required by the superiors and the board of directors from time to time. The Manager shall use his reasonable best efforts to perform all such managerial services at the standard of performance as is customary in Switzerland and as reasonably requested by the superiors and the board of directors.

Work week:        The work-hours amount to 40 hours per week, in accordance with the Company's internal regulations. Due to the executive position of the Manager any extra hours are not additionally compensated and are already considered in the salary structure.

Salary:           The salary amounts to CHF 13,076.-- per month.
                  A thirteenth payment amount one month's salary is also payable in December (pro rata temporis)

Bonuses: The payment of bonuses is entirely in the discretion of the board of directors of the Employer.

Stock Options:    Upon completion of a merger of the employer with a public
                  company or upon completion of an IPO, the Manager shall participate in a stock option program of the employer's group of companies and shall receive as further compensation for his services, a reasonable number of stock options, reflecting the importance of the Manager for the Company, such options to be granted by the option committee of the board of directors of the public group.

Expenses:         The Manager shall receive a general flat expense compensation of CHF 800.-- per month for which the Manager does not need to account.

                  The employer pay the costs of two round trips Switzerland-Buenos Aires-Switzerland (coach class) per year for the Manager and his direct family members.

                  All other business expenses are reimbursed to the Manager in accordance with the expense regulations of the Employer applicable from time to time and against justification by vouchers.

Relocation
Expenses:         The Employer pays for up to CHF 3,000 towards the lodging and rental expenses of the Manager and his family in Switzerland.

                  The Employer pays for up to CHF 6,500 of the fees of a relocation consulting company during the first 24 month of the employment.

                  The Employer contributes towards the cost of German language training of the Manager and his family with an amount of up to CHF 10,000 during the first 12 month of the employment.

School Allowance: The company contributes towards the private school costs of the two children of the Manager an amount of up to CHF 25,000 per year.

Company Car:      The Employer puts at the disposal of the Manager a company car, presently Audi A6 or equivalent, for business and private use. Fuel consumption for private use is to be paid by the Manager.

Pension Fund:     The manager is entitled to join the executive pension fund plan (Beletage) of the Employer at the same terms and conditions as the other executive managers of the Employer.

Insurance:        The Employer includes the manager in its accidence insurance plan.

Deductions:       The statutory premiums for social security, insurances,
                  pension fund and income tax withholding will be deducted from the salary each month.

Vacation:         Vacation entitlement amount to 20 working days per calendar year (pro rata temporis).

Sick Leave:       The base salary is paid for up to an aggregate of 5 (five)
                  weeks per calendar year of absences for sickness of the Manager, or such other longer time periods which may be prescribed by the applicable laws.

Duration and
Termination:      This contract shall come into force on April 1, 2000 and is entered into for an indeterminate period. The trial period is waived. The employment may be terminated by either party by giving the other party 3 month written notice, effective at the end of any month.

Non-Competition:  The Manager shall refrain during the entire term of employment from engaging in any other occupation or activity against compensation, including paid memberships on board of directors, unless the board gives its written consent thereto which consent may not be unreasonably withheld. In addition, upon termination of the employment and for a period of 12 month from the effective date of termination, the Manager shall abstain from engaging directly or indirectly into any activity competing with the activities of the employer or the enlarged Permatec Group; the area of this non-compete covenant shall be restricted to Switzerland, Germany, France, Italy and the United States of America.

Obligation of
Secrecy: The Manager herewith commits himself during the entire period of his employment, and also after the term of the employment of this Agreement, to treat as strictly confidential any and all company business documentation and also any and all information to which he becomes privy, to the extent that such documentation of information is not specifically declared as free for public dissemination. Such documentation and information will not be put to personal use, nor made available to third parties. Upon termination of the employment the employee commits himself to return to the Company all documentation which have come into the Manager's possession in connection with the performance of his duties; the Manager shall not retain in his possession any copies and shall execute a written declaration of this fact upon termination of the employment.

Intellectual
Property:         The Manager shall not have any rights in or entitlement to or ownership in any inventions, patent applications, patents or any other intellectual property rights which are derived by the employer with the contribution of the Manager. All intellectual property rights, inventions and patents, including all inventions mentioned in section 332 paragraph 1 and paragraph 2 of the Swiss Code of Obligations belong exclusively to the Employer, regardless of the contributions to or participation of the Manager in the creation of any inventions or intellectual property rights. The remuneration of the invention and patents is included in the salary. The
                  Manager has the right to be listed as an "inventor" in the patent applications in the name of the employer or a group company for those inventions where the Manager has personally substantially contributed.

Other contractual
conditions:       To the extent not specifically stated or overridden by the terms and conditions of this contract the Swiss Code of Obligations, the Swiss Employment Laws and the pertinent federal and cantonal regulations will apply. The Manager is also bound by the employer's general rules and regulation as communicated to the employees and managers from time to time.

Place of
Jurisdiction:     All disputes arising in connection with the employment shall be submitted to the exclusive jurisdiction of the courts in the Canton Basle-Land.

Muttenz, May 31, 2000                        Permatec Pharma AG

/s/ Dr. Dario Carrara                        /s/ Dr. Jacques Conella
--------------------------------             ----------------------------------
Dr. Dario Carrara                            Dr. Jacques Conella
                                             Executive Chairman

                                             /s/ Dr. T.M. Rinderknecht
                                             ----------------------------------
                                             Dr. T.M. Rinderknecht
                                             Director